EXHIBIT 10.1


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                            SERIES A PREFERRED STOCK
                               PURCHASE AGREEMENT



                                  By and Among
                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                                     and the
                       PURCHASERS NAMED ON ANNEX I HERETO

                              As of October 5, 2001



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                                TABLE OF EXHIBITS



Exhibits

A        Certificate of Designation

B        Form of Investors' Rights Agreement

C        Form of Lock-Up Agreement


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                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

         SERIES A PREFERRED STOCK PURCHASE AGREEMENT, dated as of October 5, 2001 (the "Agreement"), is by and among Specialized Health Products International, Inc., a Delaware corporation (the "Company"), and the purchasers named on Annex I hereto. The parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. Accounting terms used in this Agreement and not otherwise defined herein shall have the meanings provided by GAAP. Certain capitalized terms are used in this Agreement as specifically defined in this
Section 1.1 as follows:


         "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall include (a) any Person who is an officer, director or beneficial holder of at least 10% of the outstanding capital stock of the Company (or other specified Person), (b) any Person of which the Company (or other specified Person) or any officer or director of the Company (or other specified Person) shall, directly or indirectly, either beneficially own at least 10% of the outstanding equity securities or constitute at least a 10% participant, and (c) in the case of a specified Person who is an individual, Members of the Immediate Family of such Person; provided, however, that the Investors shall not be Affiliates of the Company for purposes of this Agreement.

         "Agreement" is defined in the Preamble.

         "Alternative Transactions" is defined in Section 5.2.

         "Balance Sheet Date" is defined in Section 3.6.

         "Bridge Notes" means the $1,500,000 aggregate principal amount of 12% Secured Convertible Promissory Notes issued by the Company in July 2001.

         "By-laws" means all written rules, regulations, procedures and by-laws and all other similar documents, relating to the management, governance or internal regulation of a Person other than an individual, each as from time to time amended or modified.

         "Certificate of Designation" is defined in Section 2.1.

         "Charter" means the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other charter of any Person other than an individual, each as from time to time amended or modified.

         "Code" means the federal Internal Revenue Code of 1986 or any successor statute, and the rules and regulations thereunder, as from time to time amended and in effect.

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act, the Exchange Act or both.

         "Common Stock" means the common stock, $0.02 par value, of the Company.

         "Company" is defined in the Preamble.

         "Company Intellectual Property" is defined in Section 3.17(b).

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         "Contractual Obligation" means, with respect to any Person, any contracts, agreements, deeds, mortgages, leases, licenses, other instruments, commitments, undertakings, arrangements or understandings, written or oral, or other documents, including any document or instrument evidencing indebtedness, to which any such Person is a party or otherwise subject to or bound by or to which any asset of any such Person is subject.

         "Employee Benefit Plan" means each and all "employee benefit plans" as defined in section 3(3) of ERISA, maintained or contributed to by the Company, any of its Affiliates or any of their respective predecessors, or in which the Company, any of its Affiliates or any of their respective predecessors participates or participated and which provides benefits to employees of the Company or their spouses or covered dependents or with respect to which the Company has or may have a material liability, including, (i) any such plans that are "employee welfare plans" as defined in section 3(1) of ERISA and (ii) any such plans that are "employee pension benefit plans" as defined in section 3(2) of ERISA.

         "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor statute and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereof, collectively and as from time to time amended and in effect.

         "ERISA Group", with respect to any entity, means any Person which is a member of the same "controlled group" or under "common control", within the meaning of section 414(b) or (c) of the Code or section 4001(b)(1) of ERISA, with such entity.

         "Exchange Act" means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as from time to time amended and in effect.

         "Financial Statements" is defined in Section 3.6.

         "First Closing" is defined in Section 2.3.

         "First Closing Date" is defined in Section 2.3.

         "GAAP" means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

         "Intellectual Property" is defined in Section 3.17(a).

         "Intellectual Property Licenses" is defined in Section 3.17(d).

         "Investor Securities" is defined in Section 2.1.

         "Investors" means the holders of Investor Securities immediately following the First Closing, the original holders of which are listed on Annex I hereto.

         "Investors' Rights Agreement" is defined in Section 2.4(d)(i).

         "Legal Requirement" means any federal, state or local law, statute, standard, ordinance, code, order, rule, regulation, resolution, promulgation or any final order, judgment or decree of any court, arbitrator, tribunal or governmental authority, or any license, franchise, permit or similar right granted under any of the foregoing.

         "Lock-up Agreements" is defined in Section 2.4(d)(iii).

         "Material Adverse Effect" means a material adverse effect upon the business, assets, financial condition, income or prospects of the Company, including, without limitation, the termination or modification in a manner adverse to the Company of any license or other agreement to which the Company is a party.

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         "Members of the Immediate Family," as applied to any individual, means each parent, spouse, child, brother, sister or the spouse of a child, brother or sister of the individual, and each trust created for the benefit of one or more of such persons and each custodian of a property of one or more such persons.

         "Other Intellectual Property" is defined in Section 3.17.

         "Pension Plan" means each pension plan (as defined in section 3(2) of ERISA) established or maintained, or to which contributions are or were made by the Company or any of its Subsidiaries or former Subsidiaries, or any Person which is a member of the same ERISA Group with any of the foregoing.

         "Person" means an individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization and any governmental department or agency or political subdivision.

         "Proxy Statement" is defined in Section 5.1(b).

         "Related Agreements" means the Investors' Rights Agreement and the Lock-up Agreements.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be from time to time amended and in effect.

         "Series A Preferred Stock" means the Series A Preferred Stock, par value $0.001 per share, of the Company.

         "Subsidiary" means any Person of which the Company now or hereafter shall at the time (a) own directly or indirectly through a Subsidiary at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or (b) constitute a general partner.

         "Third Party" is defined in Section 5.2.

         "Welfare Plan" means each welfare plan (as defined in section 3(l) of ERISA) established or maintained, or to which any contributions are or were made, by the Company or any of its Subsidiaries or any Person which is a member of the same ERISA Group with any of the foregoing.

                                   ARTICLE II
                         SALE AND PURCHASE OF SECURITIES

         2.1 Investor Securities. The Series A Preferred Stock being purchased by the Investors hereunder, together with any securities issued with respect thereto, upon exercise, conversion or transfer thereof or in exchange therefor, including the Common Stock issuable upon conversion of the Series A Preferred Stock, are collectively referred to as "Investor Securities"; provided, however, that once any such securities have been sold in a public offering registered under the Securities Act or sold pursuant to Rule 144 under the Securities Act they shall cease to be Investor Securities for all purposes of this Agreement. The powers, preferences and rights of the Series A Preferred Stock are set forth in the Company's Certificate of Designation, Preferences and Limitations, attached hereto as Exhibit A (the "Certificate of Designation").

         2.2 Agreement to Sell and Purchase. Subject to the terms and conditions hereof and in reliance on the Investors' representations, warranties and agreements contained or referred to herein, the Company agrees to issue and sell to the Investors and, subject to the terms and conditions hereof and in reliance on the representations, warranties and agreements of the Company contained or referred to herein, the Investors severally agree to purchase at the First Closing, the number of shares of Series A Preferred Stock specified in Annex I for each Investor at the purchase price of $0.458 per share, payable by wire transfer or certified check or by conversion of the principal amount of outstanding Bridge Notes. The Investors shall also have the right (but not the obligation) to purchase the number of shares of Series A Preferred Stock specified in Annex II at the purchase price of $0.458 per share, payable by wire transfer or certified check, at the time and subject to the conditions set forth below.

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         2.3 Closings. The first closing of the purchase and sale of the Series
A Preferred Stock (the "First Closing") and subsequent closings of the purchase and sale of the Series A Preferred Stock (each a "Subsequent Closing" and collectively, the "Subsequent Closings") shall take place in New York, New York at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol. The First Closing shall take place on a date no later than one week after the Company's 2001 annual stockholders meeting (the "First Closing Date") or at such other place and time as the Company and the Investors may otherwise agree. Each Subsequent Closing shall take place from time to time at the election of an Investor or Investors upon no less than five days notice to the Company (each a "Subsequent Closing Date"); provided, however, that no Subsequent Closing may take place after the earlier to occur of (i) the first anniversary of the First Closing and (ii) the thirtieth day following the date as of which an aggregate of two-thirds of the shares of Series A Preferred Stock to be purchased in the Subsequent Closings have been purchased. At each closing, the Company will deliver to the Investors certificates evidencing the number of shares of Series A Preferred Stock set forth on Annex I or Annex II, as the case may be, to be purchased at the applicable closing against payment of the purchase price as set forth on Annex I or Annex II, as the case may be. To the extent that an Investor elects not to purchase the shares of Series A Preferred Stock on or prior to the final Subsequent Closing, then the other Investors shall have the right to purchase their pro rate percentage of such shares (based upon the number of shares purchased at the First Closing) from the Company within ten days following the final Subsequent Closing.

         2.4 Conditions to Closing for the Investors. The Investors' several obligations to purchase the Series A Preferred Stock pursuant to this Agreement on each closing date are subject to the satisfaction, on or prior to the applicable closing date, of the following conditions:

                  (a) Representations and Warranties Correct. The representations and warranties made by the Company herein shall have been true and correct when made and shall be true and correct on and as of the applicable closing date with the same force and effect as though made on and as of such closing date, except for representations and warranties that are made as of a specific date which shall only be required to be true and correct as of such date.

                  (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the applicable closing shall have been performed or complied with and the Company shall not be in default in the performance of or compliance with any provisions of this Agreement.

                  (c) Compliance Certificates. The Company shall have delivered to the Investors a certificate of the chief executive officer or chief financial officer of the Company, dated the date of the applicable closing, certifying to the matters stated in Sections 2.4(a) and (b).

                  (d) Related Agreements. The Company and the other parties thereto shall have duly authorized, executed and delivered to the Investors the following agreements:

                           (i) Investors' Rights Agreement, in the form of
Exhibit B, among the Company and the Investors (as from time to time in effect, the "Investors' Rights Agreement").

                           (ii) The Lock-up Agreements, in the form of Exhibit
C, among the Company, the Investors and the directors and executive officers of the Company, in their individual capacity (as from time to time in effect, the "Lock-up Agreements").

                  (e) Secretary's Certificate. The Company shall have delivered to the Investors copies of each of the following:

                           (i) the Charter of the Company as of the applicable
closing (which shall include the Certificate of Designation), certified by the Secretary of State of Delaware as of a date not more than five (5) days prior to the applicable closing;

                           (ii) the By-laws of the Company; and

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                           (iii) resolutions of the Board of Directors of the
Company, the form and substance of which are reasonably satisfactory to the Investors, authorizing the execution, delivery and performance of this Agreement and the Related Agreements to which the Company is a party, and the transactions contemplated hereby and thereby, including the terms and filing of the Certificate of Designation and the issuance and sale of the Series A Preferred Stock.

                  (f) Legal Opinion. On the applicable closing date, the Investors shall have received from Blackburn & Stoll, LC, counsel to the Company, an opinion letter in a form that is reasonably satisfactory to Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities.

                  (g) Non-Competition Agreements. The Company will have in full force and effect on the applicable closing date non-competition, confidentiality, non-solicitation and assignment of invention agreements with each of its executive and key employees, each on terms and conditions satisfactory to Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities.

                  (h) Election of Directors. As of the applicable closing, the Board of Directors of the Company shall consist of six directors, including two persons selected by the Investors (who shall initially be David Jahns and Steve Shapiro), and one person selected by the Investors shall have been appointed to the Compensation Committee and the Audit Committee of the Board of Directors.

                  (i) License and Royalty Agreement. The Company will have in full force and effect on the applicable closing date a blood collection license and royalty agreement with Tyco International, Ltd. or a subsidiary thereof or another party on terms and conditions satisfactory to Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities.

                  (j) Supply and Distribution Agreement. The Company will have in full force and effect on the applicable closing date a Huber needle supply and distribution agreement with C.R. Bard, Inc., on terms and conditions satisfactory to Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities.

                  (k) Charter Amendment. As of the applicable closing, the Certificate of Incorporation of the Company shall have been amended to increase the number of authorized shares of preferred stock from five million shares to 30,000,000, which amendment shall have been approved by the stockholders of the Company at the Annual Meeting.

                  (l) Stockholder Approval. As of the applicable closing, the stockholders of the Company shall have approved the issuance and sale of the Series A Preferred Stock pursuant to this Agreement at the Annual Meeting.

                  (m) Termination of Rights and Warrants. All rights to purchase additional securities of the Company and all warrants outstanding in connection with the Company's April 2001 private placement memorandum shall have been terminated on terms satisfactory to Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities.

                  (n) Conversion of Bridge Notes. Holders of all of the outstanding Bridge Notes shall have executed a counterpart signature page and agreed to convert the outstanding principal amount of their Bridge Notes into Series A Preferred Stock at the First Closing, the Company shall have paid the accrued interest on the Bridge Notes through the First Closing, and the Bridge Notes and the related security documents shall have been cancelled and shall be of no further force and effect.

                  (o) Retention of Executive Search Firm. The Company will have in full force and effect on the First Closing Date an agreement with an executive search firm selected by Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities pursuant to which the search firm will be retained to recruit a new chief executive officer for the Company.

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                  (p) Management Incentive Plan. As of the First Closing Date,
the Company shall have (i) reserved an additional 5.0 million shares for grant pursuant to an option plan adopted by the Company and (ii) prepared and adopted a management incentive plan for grants of options to key management personnel and a reserve for new hires, which plan shall be satisfactory to Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities.

                  (q) Releases. The Company will have in full force and effect on the applicable closing date releases relating to the Company's fundings that took place between November 2000 and May 2001 from each of the following investors: Procedo Capital Corp., Robert Walker, Bradley Robinson, David Robinson, Paul Evans, Mark Peterson, Banyan Investment Company, LC, Mike Vanderhoof, W. Reed Jenson, Whisper Investment Company, Clark Mower, Harbour Trustees Limited, Boyd Financial Corp., Nancy Peterson IRA, Mark Peterson IRA II, Don and Jann Solomon, Mike Chase IRA, Jacqueline Jacobs Family Trust, Will Jones, Jeff Peterson, Brian Peterson Roth IRA, Asdale Limited, Plenteus Corp., Max Lewinsohn, John Clarke and Atle Lygren. The Company will also have in full force and effect on the applicable closing date a release from Rubicon International Limited relating to the payment of charges that accrued under its agreement with the Company prior to the date the agreement was terminated. These releases shall be on terms satisfactory to the Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities.

                  (r) Consents. All consents and approvals to the transactions contemplated by this Agreement required to be obtained by the Company from any third party shall have been obtained by the Company.

                  (s) Legality. All authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Investor Securities pursuant to this Agreement shall have been duly obtained and shall be in full force and effect.

                  (t) Compensation Committee. The Company will have in full force and effect on the First Closing Date a Compensation Committee that is structured in a manner that is reasonably acceptable to Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities.

                  (u) General. All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities, and the Investors shall have received copies of all documents, including records of corporate proceedings and officers' certificates, which they may have reasonably requested in connection therewith.

         2.5 Conditions to Closing for the Company. The Company's obligation to issue and sell the Series A Preferred Stock pursuant to this Agreement on the applicable closing date is subject to the satisfaction, on or prior to the applicable closing date, of the following conditions:

                  (a) Representations and Warranties Correct. The representations and warranties made by the Investors herein shall have been true and correct when made and shall be true and correct on and as of the applicable closing date with the same force and effect as though made on and as of such closing date.

                  (b) Legality. All authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Investor Securities pursuant to this Agreement shall have been duly obtained and shall be in full force and effect.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each of the Investors as follows:

         3.1 Organization. The Company is a duly organized and validly existing corporation in good standing under the laws of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it does business, except where the failure to be so qualified would not have a Material Adverse Effect.

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         3.2 Corporate Power. The Company has all necessary corporate power and authority to enter into and perform this Agreement and the Related Agreements to which it is a party, to issue and sell the Investor Securities hereunder, to own all the properties owned by it and to carry on the businesses now conducted or presently proposed to be conducted by it. The Company has taken all corporate action necessary to authorize this Agreement, the Related Agreements to which it is a party and the issuance of the Investor Securities to be issued and sold hereunder.

         3.3 Subsidiaries. Except as listed in Schedule 3.3, the Company has no Subsidiaries. Each of the Subsidiaries is a duly organized and validly existing corporation under the laws of its jurisdiction of organization, which jurisdiction is listed in Schedule 3.3. Each Subsidiary has all necessary corporate power and authority to own all the properties owned by it and to carry on the businesses now conducted or presently proposed to be conducted by it. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it does business, except where the failure to be so qualified would not have a Material Adverse Effect. The Company owns all of the issued and outstanding capital stock of each of its Subsidiaries and there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of its capital stock.

         3.4 Capitalization. The authorized capital stock of the Company as of the date of the Agreement is set forth in Schedule 3.4. Schedule 3.4 contains a true and correct list of all outstanding capital stock, warrants and options as of the date of the Agreement, including the owner thereof, and, with respect to the warrants and options, the exercise price and the dates of issuance and termination. All of the outstanding shares of capital stock of the Company, including the Series A Preferred Stock to be issued pursuant to this Agreement, will be, upon consummation of the transactions contemplated by this Agreement, validly issued, fully paid, nonassessable and subject to no lien or restriction on transfer, except restrictions on transfer imposed by the Related Agreements and applicable securities laws or as otherwise set forth in Schedule 3.4. The shares of Common Stock issuable upon conversion of the Series A Preferred Stock have been duly and validly reserved and, upon issuance in accordance with the conversion provisions of the Series A Preferred Stock will be validly issued, fully paid, nonassessable and subject to no lien or restriction on transfer, except restrictions on transfer imposed by the Related Agreements and applicable securities laws or as otherwise set forth in Schedule 3.4. All of the outstanding shares of capital stock and warrants have been offered and sold in compliance with applicable federal and state securities laws. Other than as set forth in Schedule 3.4, the Company has no outstanding (i) rights (either preemptive or otherwise) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance of, any capital stock or any securities convertible into or exchangeable for its capital stock, (ii) obligation to repurchase or otherwise acquire or retire any of its capital stock, any securities convertible into or exchangeable for its capital stock or any rights, options or warrants with respect thereto, (iii) rights that require it to register the offering of any of its securities under the Securities Act or (iv) any restrictions on voting any of its securities.

         3.5 Authorization. All stockholder approval and corporate action on the part of the Company necessary for the due authorization, execution and delivery of this Agreement, the Certificate of Designation and the Related Agreements to which the Company is a party and the consummation of the transactions contemplated herein and therein, and for the due authorization and issuance of
(i) the shares of Series A Preferred Stock, and (ii) the Common Stock issuable upon conversion of the Series A Preferred Stock has been or will be taken prior to the Closing Date. This Agreement and the Related Agreements to which the Company is a party are legal, valid and binding agreements of the Company, enforceable in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and the Related Agreements to which the Company is a party and the issuance and sale of the Investor Securities will not result in any violation of or be in conflict with, or result in a breach of or constitute a default under, any term or provision of any Legal Requirement to which the Company or any of its Subsidiaries is subject, or the Company's or any Subsidiary's Charter or By-Laws, or any Contractual Obligation to which the Company or any of its Subsidiaries is a party or by which it is bound.

         3.6 Financial Statements. The Investors have been furnished with complete and correct copies of the following financial statements of the Company (the "Financial Statements"): (a) the audited consolidated balance sheet of the Company as of December 31, 1999 and the respective related consolidated statements of income, retained earnings and cash flows for the twelve-month period then ended, (b) the audited consolidated balance sheet of the Company as

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of December 31, 2000 together with the related consolidated statements of operations, retained earnings and cash flows for the twelve-month period then ended, and (c) the unaudited consolidated balance sheet of the Company as of June 30, 2001 (the "Balance Sheet Date") together with the related consolidated statements of operations, cash flows and stockholders' equity for the three-month period then ended. The Financial Statements have been prepared in accordance with GAAP consistently applied, except that the June 30, 2001 financial statements do not contain the notes required by GAAP, and fairly and accurately present the financial condition of the Company and its Subsidiaries at the date thereof and the results of its operations for the period covered thereby. All the books, records and accounts of the Company and its Subsidiaries are accurate and complete, are in accordance with good business practice and all laws, regulations and rules applicable to the Company and its Subsidiaries and the conduct of their business and accurately present and reflect all of the transactions described therein.

         3.7 Outstanding Debt: Absence of Liabilities. Neither the Company nor any of its Subsidiaries (i) has any outstanding indebtedness for borrowed money except as reflected in the Financial Statements or Schedule 3.7 and (ii) except as reflected, is a guarantor or otherwise contingently liable on such indebtedness of any other Person. Except as set forth in Schedule 3.7, neither the Company nor any of its Subsidiaries has any material liabilities or obligations, contingent or otherwise, which are not reflected or provided for in the Financial Statements.

         3.8 Changes in Condition. Since the Balance Sheet Date, there have occurred no event or events that, individually or in the aggregate, have caused or will cause a Material Adverse Effect. Except as set forth in Schedule 3.8, since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has (a) declared any dividend or other distribution on any shares of its capital stock, (b) made any payment (other than compensation to its directors, officers and employees at rates in effect prior to the Balance Sheet Date or for bonuses accrued in accordance with normal practice prior to the Balance Sheet Date) to any of its Affiliates, (c) increased the compensation, including bonuses, payable or to be payable to any of its directors, officers, employees or Affiliates, or (d) entered into any Contractual Obligation, or entered into or performed any other transaction, other than as specifically contemplated by this Agreement.

         3.9 Contractual Obligations. Schedule 3.9 contains, together with a reference to the paragraph pursuant to which each item is being disclosed, a correct and complete list of all Contractual Obligations of a material nature of the Company and its Subsidiaries of the types described below:

                  (a) All collective bargaining agreements, all employment, bonus or consulting agreements, all pension, profit sharing, deferred compensation, stock option, stock purchase, retirement, welfare or incentive plans or agreements, and all plans, agreements or practices that constitute "fringe benefits" to any of the employees of the Company or its Subsidiaries.

                  (b) All Contractual Obligations under which the Company or any Subsidiary is restricted from carrying on any business, venture or other activities anywhere in the world.

                  (c) All Contractual Obligations to sell or lease (as lessor) any of the properties or assets of the Company or any Subsidiary, except in the ordinary course of business, or to purchase or lease (as lessee) any real property.

                  (d) All Contractual Obligations pursuant to which the Company or any Subsidiary guarantees any liability of any Person, or pursuant to which any Person guarantees any liability of the Company or any Subsidiary.

                  (e) All Contractual Obligations pursuant to which the Company or any Subsidiary provides goods or services involving payments to the Company or any Subsidiary of more than $50,000 annually, which Contractual Obligation is not terminable by the Company or any Subsidiary without penalty upon notice of thirty (30) days or less.

                  (f) All Contractual Obligations with any Affiliate of the Company or any Subsidiary (other than the Related Agreements).

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                  (g) All Contractual Obligations providing for the disposition of the business, assets or shares of the Company or any Subsidiary or the merger or consolidation or sale or purchase of all or substantially all of the assets or business of any Person, and any letters of intent relating to the foregoing.

                  (h) All Contractual Obligations of the Company or any Subsidiary relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien on, any asset of the Company or any Subsidiary (except liens imposed by operation of law in favor of landlords, suppliers, mechanics or others who provide services to the Company or any Subsidiary).

         All of the Contractual Obligations of the Company and its Subsidiaries are enforceable against the Company and its Subsidiaries, as the case may be, and, to the Company's knowledge, the other parties thereto in accordance with their terms, except that the enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, which affect enforcement of creditors' rights generally. Neither the Company nor any of its Subsidiaries is in default under nor, to the Company's knowledge, are there any liabilities arising from any breach or default by any Person prior to the date of this Agreement of, any provision of any such Contractual Obligation. Upon request by counsel for the Investors, the Company will, prior to each Closing, furnish to counsel for the Investors true and correct copies of all Contractual Obligations listed in Schedule 3.9.

         3.10 Insurance. The Company has insurance policies in full force and effect, written by reputable insurers licensed to write insurance in the states in which the Company and its Subsidiaries conduct business, which insurance contracts provide for coverages which are usual and customary in its business as to amount and scope. Schedule 3.10 contains a correct and complete list and description of all insurance policies owned by the Company or any of its Subsidiaries, correct and complete copies of which have previously been made available to the Investors. Neither the Company nor any of its Subsidiaries is in default under any of its insurance policies, nor has the Company or any of its Subsidiaries received any notice of cancellation or intent to cancel or increase premiums with respect to present insurance policies. Schedule 3.10 also contains a list of all pending claims with any insurance company and any instances of a denial of coverage of the Company or any of its Subsidiaries by any insurance company.

         3.11 Transactions with Affiliates. Other than as set forth in Schedule 3.11, no Affiliate of the Company or any Subsidiary is a customer or supplier of, or is party to any Contractual Obligation with, the Company or any Subsidiary.

         3.12 Conformity With Legal Requirements. The operations of the Company and its Subsidiaries as now conducted are not in violation of, nor is the Company or any Subsidiary in default under, any Legal Requirements presently in effect or the Company's or any Subsidiary's Charter or By-Laws. The Company and its Subsidiaries have all franchises, licenses, permits or other authority presently necessary for the conduct of their businesses as now conducted.

         3.13 Benefit Plans. Schedule 3.13 sets forth a complete list of all Employee Benefit Plans and all Welfare Plans applicable to the employees of the Company and its Subsidiaries. Each Employee Benefit Plan and Welfare Plan has been administered in substantial compliance with its terms and all applicable laws, including the Code and ERISA. Except as set forth in Schedule 3.13, neither Company nor any Subsidiary has any obligation under any Welfare Plan to provide for the continuation of benefits (other than disability payments and medical benefits incurred for illness arising in the course of employment) for more than one year after retirement or other termination of employment. No "reportable events" within the meaning of section 4043 of ERISA have occurred with respect to any Employee Benefit Plan. No Pension Plan is a "multiemployer plan" as defined in ERISA. The present value of benefits liabilities as described in Title IV of ERISA of Employee Benefit Plans does not exceed the current value of such Employee Benefit Plans assets allocable to such benefits liabilities by more than $50,000.

         3.14 Employees. None of the employees of the Company or any Subsidiary is presently represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. Except as set forth in Schedule 3.14, no controversies or disputes are pending between the

Company or any Subsidiary and any of its employees. To the Company's knowledge, no employee of the Company or any Subsidiary is in violation of any term of any Contractual Obligation with a former employer relating to the right of any such employee to be employed by the Company or such Subsidiary because of the nature of the Company's or such Subsidiary's business or the use of any trade secrets or proprietary information. Except as set forth in Schedule 3.14, each employee of the Company and its Subsidiaries is an "employee at will" and may be terminated by the Company or such Subsidiary without payment of any amounts other than accrued wages.

         3.15 Taxes. The Company and each of its Subsidiaries has filed all federal, state and local tax and information returns which are required to be filed by it and such returns are true and correct. The Company and each of its Subsidiaries have paid all taxes, interest and penalties, if any, reflected in such tax returns or otherwise due and payable by it. The Company has no knowledge of any material additional assessments or any basis therefor. The charges, accruals and reserves on the balance sheet of the Company as of the Balance Sheet Date in respect of taxes or other governmental charges are adequate in amount for the payment of all liabilities for such taxes or other governmental charges. The Company and its Subsidiaries have withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid over such amounts to the appropriate taxing authorities. Any deficiencies proposed as a result of any governmental audits of such tax returns have been paid or settled or are being contested in good faith, and there are no present disputes as to taxes payable by the Company or any of its Subsidiaries.

         3.16 Litigation. Except as set forth on Schedule 3.16, No litigation or proceeding before, or investigation by, any foreign, federal, state or municipal board or other governmental or administrative agency or any arbitrator is pending or, to the Company's knowledge, threatened (nor to the Company's knowledge, does any basis exist therefor) against the Company or any of its Subsidiaries or, to the Company's knowledge, any officer of the Company or any Subsidiary, which individually or in the aggregate could result in any material liability or which may otherwise result in a Material Adverse Effect, or which seeks rescission of, seeks to enjoin the consummation of, or which questions the validity of, this Agreement or any other Related Agreement or any of the transactions contemplated hereby or thereby.

         3.17 Patents and Trademarks.

                  (a) "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith anywhere in the world held by such Person and not otherwise in the public domain: (1) all United States, international and foreign patents and applications therefor (including provisional applications) and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (2) all inventions (whether patentable or not), patterns, drawings, blueprints, specifications, products in development, processes, applications, circuits, invention disclosures, improvements, trade secrets, proprietary information, know how, mask works (and all information contained in a mask but not yet fixed in a chip), technology, technical data and customer lists, and all documentation relating to any of the foregoing; (3) all copyrights, copyright registrations and applications therefor; (4) all industrial designs and any registrations and applications therefor throughout the world; (5) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (6) all databases and data collections and all rights therein throughout the world; (7) all software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded; (8) all permits, privileges or royalties; (9) all domain names and website addresses; (10) any similar, corresponding or equivalent rights to any of the foregoing and (11) all documentation related to any of the foregoing.

                  (b) Schedule 3.17 sets forth each item of Intellectual Property that is owned by the Company and that is used in or material to the conduct of the Company's business as it is currently conducted (the "Company Intellectual Property"), including, without limitation, all software programs and databases, including any registration and/or application numbers therefor. Except as set forth on Schedule 3.17, the Company owns and will own on the Closing Date each item of Company Intellectual Property set forth on Schedule
3.17. The Company's patents, trademarks and copyrights that have been duly registered with, filed in or issued by, as the case may be, the U.S. Patent and Trademark Office and U.S. Copyright Office or other filing offices, domestic or foreign are listed on Schedule 3.17, and the same remain in full force and effect.

                  (c) Schedule 3.17 lists each item of Intellectual Property other than Company Intellectual Property that is necessary for the conduct of, or otherwise material to, the Company's business as currently conducted ("Other Intellectual Property"), including without limitation, all software programs. The Company has the right, by license or other agreement, to use each item of Other Intellectual Property.

                  (d) Schedule 3.17 sets forth all written or oral licenses, permissions and arrangements pursuant to which (a) the Company permits any Person to use any item of Company Intellectual Property (b) the Company uses any Intellectual Property owned by any Person ((a) and (b) collectively, the "Intellectual Property Licenses"). Except as set forth on Schedule 3.17, all Intellectual Property Licenses are in full force and effect in accordance with their terms, and are free and clear of any Liens.

                  (e) The Company has delivered to the Investors correct and complete copies of (1) all registrations and applications for any Company Intellectual Property; (2) all Intellectual Property Licenses listed on Schedule 3.17; and (3) copies of any assignments pursuant to which the Company owns any Company Intellectual Property.

                  (f) Except as set forth on Schedule 3.17: (1) the Company is not in material default under any Intellectual Property License, and to the Company's knowledge, no such material default is currently threatened; (2) the operation of the Company's business as currently conducted does not infringe the proprietary rights of any Person or constitute unfair competition or trade practices under the laws of any jurisdiction and the Company has not received any notice, oral or written, that alleges the contrary; (3) to the Company's knowledge, no Company Intellectual Property and no Other Intellectual Property used by the Company under any Intellectual Property License is being infringed by any third party or group thereof; and (4) there is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the Company's knowledge, threatened, that challenges the Company's rights with respect to any item of Company Intellectual Property or any Other Intellectual Property used by the Company, or the validity or enforceability of any item of Company Intellectual Property, nor are there any claims that any default exists under any Intellectual Property License.

                  (g) Except as set forth on Schedule 3.17, no item of Company Intellectual Property or Other Intellectual Property, or any Intellectual Property License, is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal arbitrator, or other Governmental Authority that could affect the Seller's ability to use, license, or transfer such Company Intellectual Property or its validity or enforceability.

                  (h) The Company has taken all steps that are reasonably required to protect the Company's rights in confidential information and trade secrets of the Company or the Company's business or provided by any third party to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee and contractor to execute (A) proprietary information and confidentiality agreements in connection with Company Intellectual Property and (B) invention assignment agreements, substantially in the Company's standard forms, and all current employees and contractors of the Company have executed such agreements.

         3.18 Consents. No consent, approval, qualification, order or authorization of, or filing with any governmental authority is required in connection with the Company's valid execution, delivery or performance of the Related Agreements to which it is a party, or the offer, issue or sale of the Investor Securities by the Company, the conversion of the Series A Preferred Stock, or the issuance of Common Stock upon conversion of the Series A Preferred Stock, or the consummation of any other transaction pursuant to this Agreement on the part of the Company, except the filing of the Certificate of Designation and filings under applicable federal securities or blue sky laws.

         3.19 Filings, Broker's Fees. The Company is not obligated to pay any broker's fee, finder's fee, investment banker's fee or other similar transaction fee in connection with the transactions contemplated hereby.

         3.20 Minute Books. The minute books of the Company, which shall have been provided to counsel for the Investors prior to the Closing if requested, contain a complete record of actions taken at all meetings of directors and stockholders since August 1995 and reflect all such actions accurately in all material respects.

         3.21 Real Property Holding Corporation. The Company is not a "United States real property holding corporation" as defined in section 897(c)(2) of the Code and Treasury Regulation section 1.897-2(b).

         3.22 Disclosure. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 does not contain any untrue statement of a material fact, nor omits to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Neither this Agreement, nor any agreement, certificate, statement or document furnished in writing by or on behalf of the Company to the Investors in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company has furnished the Investors with an accurate and complete copy of its Annual Report on Form 10-KSB for the 2000 fiscal year and all other reports or documents required to be filed by the Company pursuant to the Exchange Act and the rules and regulations of the Commission thereunder, since the filing of the most recent annual report to stockholders. The Company has made all filings with the Commission that it has been legally required to make.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         4.1 Representations and Warranties of the Investors. Each of the Investors severally represents and warrants to the Company that:

                  (a) He or it has full power and authority to enter into this Agreement and the Related Agreements, and that this Agreement and the Related Agreements, when executed and delivered, will constitute the valid and binding legal obligation of such Investor.

                  (b) He or it is an "accredited investor" for purposes of Regulation D under the Securities Act and that he or it has sufficient knowledge and experience in evaluating and investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of his or its investment in the Company and is able financially to bear the risks thereof. If such Investor is other than an individual, then such Investor represents that it was not organized for the purpose of acquiring the Series A Preferred Stock or, if such Investor was formed for the purpose of acquiring the Series A Preferred Stock, then all of its members are "accredited investors" for purposes of Regulation D under the Securities Act.

                  (c) He or it is acquiring the Investor Securities at the applicable closing, subject to the terms hereof and related contemporaneous agreements, for investment for his or its own account and not with a view to, or for resale in connection with, any distribution thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same; provided, however, that the disposition of the Investors' property shall at all times remain in the Investors' control. By executing this Agreement, each Investor further represents and warrants that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Investor Securities.

                  (d) He or it has had an opportunity to discuss the terms and conditions of the offering of the Series A Preferred Stock and the Company, business, management and financial affairs with the Company's management and has received (or had made available to it) any financial and business documents requested by him or it.

                  (e) He or it understands that the shares of Series A Preferred Stock to be purchased hereunder have not been registered under the Securities Act and must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

                  (f) He or it has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

         4.2 Legend. Each certificate representing shares of Investor Securities shall bear a legend in substantially the following form:

                   "The shares represented by this certificate have not been
                  registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold, or otherwise transferred, in the absence of such registration or unless the Corporation has been furnished with an opinion of counsel satisfactory to the Corporation that such registration is not required."

                                    ARTICLE V
                   COVENANTS OF THE COMPANY AND THE INVESTORS

         5.1 Annual Stockholder Meeting.

                  (a) As soon as practicable, the Company shall take all action necessary in accordance with the Delaware general corporation law and its Charter and By-laws to call, give notice of and convene a meeting of the Company's stockholders to consider and vote upon the approval of the transactions contemplated by this Agreement.

                  (b) The Company shall, as promptly as practicable, prepare and file with the Commission a proxy statement (the "Proxy Statement") with respect to the approval of the transactions contemplated by this Agreement. The Company shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to the stockholders of the Company at the earliest practicable date and shall use commercially reasonable efforts to hold the Annual Meeting as soon as practicable after the date hereof. The Proxy Statement will contain a recommendation of the board of directors of the Company that the stockholders of the Company vote in favor of the issuance of the Series A Preferred Stock and the transactions contemplated by this Agreement.

         5.2 Inquiries and Negotiations. From the date hereof until the termination hereof, the Company, its Subsidiaries and their respective officers, directors, employees, representatives and other agents will not, directly or indirectly, solicit or initiate any discussions, submissions of proposals or offers or negotiations with or participate in any negotiations or discussions with, or provide any information or date of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any person, corporation, entity or "group" (as defined in Section 13(d) of the Exchange Act) other than the Investors, Medisys PLC, Surgical Innovations and their respective Affiliates, representatives and agents (each a "Third Party") in connection with any merger, consolidation, sale of any Subsidiary of division that is material to the business of the Company and the Subsidiaries, sale of shares of capital stock or other equity securities, tender or exchange offer, recapitalization, debt restructuring or similar transaction involving the Company (such transactions being hereinafter referred to as "Alternative Transactions"). The Company shall immediately notify the Investors if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of an Alternative Transaction or any comparable transaction with either of Medisys PLC, Surgical Innovations or any of their respective Affiliates, and shall, in any such notice to the Investors, indicate the identity of the Third Party and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep the Investors informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such negotiations or discussions.

         5.3 Expenses. The Company will bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the Related Agreements, and the Company hereby agrees to pay the reasonable fees, expenses and disbursements of Galen Partners III, L.P. and its Affiliates, including those of Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel for the Galen parties, with respect to services rendered in connection with the transactions contemplated by this Agreement, up to an aggregate maximum of $150,000. The Company represents that as of the date of this Agreement and through the earlier of the First Closing or termination of this Agreement, the Company has and will maintain $150,000 in cash in its bank accounts which amount will be available for payment of the expenses referenced in the prior sentence.

         5.4 Use of Proceeds. Without the consent of Investors holding greater than sixty-six and two thirds percent (66-2/3%) of the voting power of all of the Investor Securities, the Company will not use the proceeds from the sale of the Series A Preferred Stock hereunder for any purpose other than (i) working capital and general corporate purposes and (ii) payment of all reasonable fees and expenses incurred by the Company and the Investors in connection with the transactions contemplated by this Agreement.

         5.5 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 Indemnification.

                  (a) All representations, warranties, covenants or agreements made herein or in any Related Agreement or in any closing certificate or other certificate delivered to the Investors pursuant to an express requirement hereof shall be deemed to have been material and relied on by the Investors, notwithstanding any investigation made by the Investors or on the Investors' behalf, and shall survive the execution and delivery to the Investors hereof and of the Investor Securities.

                  (b) The Company shall indemnify and hold any Investors harmless from and against any and all actions, causes of action, suits, litigation, losses, liabilities, damages and expenses (including, but not limited to, reasonable legal fees and court costs), whether or not resulting from judgments or arbitration awards, that shall be suffered or incurred by any Investor, as the case may be, resulting from or arising out of any breach of any of the representations, warranties, covenants or agreements of the Company made in this Agreement or in any Related Agreement to which the Company is a party or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by the Company hereunder or thereunder.

                  (c) The indemnified party will notify the indemnifying party in writing within ten days after the receipt by any indemnified party of any notice of legal process of any suit brought against or claim made against such indemnified party as to any matters covered by this Section 6.1. The indemnifying party shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 6.1, or, if it so elects, to assume at its expense by counsel satisfactory to the indemnified parties the defense of any such claim, action, suit or proceeding, and if the indemnifying party elects to assume such defense, the indemnified party shall be entitled to participate in the defense of any such claim, action, suit or proceeding at its expense.

         6.2 Survival. The obligations of the Company to the Investors under this Agreement shall survive the redemption, repurchase or transfer of any or all of the Investor Securities.

         6.3 Termination.

                  (a) This Agreement may be terminated, whether before or after approval by the stockholders of the Company:

                           (i) by mutual action of the board of directors of the
                  Company and the Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities; or

                           (ii) by either the Company or Investors who have
                  agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities, if (A) the conditions to its obligations under Sections 2.4 and 2.5, as applicable, shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the other party on or before December 31, 2001 or such later date as agreed to by the Company and Galen Partners III, L.P., or (B) the First Closing shall not have occurred prior to the close of business on December 31, 2001 or such later date as agreed to by the Company and Galen Partners III, L.P.; unless in the case of either (A) or (B), such event has been caused by the breach of this Agreement by the party seeking such termination.

                  (b) In the event this Agreement is terminated prior to the First Closing pursuant to Section 6.3(a) above (other than a termination by the Company due to the failure of Galen Partners III, L.P. or any of its Affiliates to satisfy the condition set forth in Section 2.5(a)), the Company will issue to Galen Partners III, L.P. and its Affiliates (as specified by Galen Partners III, L.P.) three year warrants to purchase an aggregate 1.0 million shares of Common Stock of the Company at an exercise price of $0.50 per share.

         6.4 Notices. Any notice or other communication in connection with this Agreement or the Investor Securities shall be deemed to be delivered if in writing addressed as provided below and if either (a) actually delivered at said address, (b) in the case of a letter, seven business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified, return receipt requested or (c) transmitted to any address outside of the United States, by telecopy and confirmed by overnight or two-day courier:

         If to the Company, to it at 585 West 500 South, Bountiful, Utah 84010, attention: Paul Evans, telecopy: (801) 298-1759, telephone: (801) 298-3360, with a copy to Blackburn & Stoll, 77 West 200 South, Suite 400, Salt Lake City, Utah 84101, attention: Eric Robinson, Esq., telecopy (801) 521-7965, telephone (801) 578-3553 or at such other address as the Company shall have specified by notice to the Investors.

         If to the Investors, to the Investors' respective addresses set forth on Annex I, or at such other address as the Investors shall have specified by notice to the Company, with a copy to Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, NY 10111, attention: Merrill A. Ulmer, Esq., telecopy: (212) 841-5725, telephone: (212) 841-5791.

         If to any other holder of record of any Investor Security, to it at its address set forth in the stock register of the Company.

         6.5 Press Releases. The Company and all of the Investors shall agree on a form of press release related to this Agreement following the Closing Date and the Company may thereafter issue such press release from time to time without consulting the Investors named in such press release (if any); provided that the Company shall not issue such press release in the event that (i) any material modifications are made to the form of press release or (ii) the information provided regarding any Investor is modified in any manner. Notwithstanding the foregoing, this Section 6.5 shall in no way restrict the Company's ability to file with the Securities and Exchange Commission such information as Company counsel deems to be required or prudent under the circumstances.

         6.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company and (ii) Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities or, following the First Closing, those Investors holding at the relevant time greater than sixty-six and two-thirds percent (66-2/3%) of the voting power of all Investor Securities. Any amendment or waiver effected in accordance with this Section 6.6 shall be binding upon each holder of any Investor Securities and the Company and each of its Subsidiaries.

         6.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto. The Company shall not have the right to assign its rights or obligations hereunder or any interest herein without obtaining the prior written consent of the Investors or, following the Closing, the Investors holding at the relevant time greater than sixty-six and two-thirds percent (66-2/3%) of the voting power of all Investor Securities. The Investors may assign or transfer their rights under this Agreement to the extent permitted herein and by the other agreements between the respective parties and the Company. Whether or not any express assignment has been made in this Agreement, provisions of this Agreement that are for the Investors' benefit as the holder of any Investor Securities are also for the benefit of, and enforceable by, all subsequent holders of Investor Securities.

         6.8 General. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement, the Related Agreements and the other items referred to herein or therein constitute the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all present and prior agreements, whether written or oral. This Agreement is intended to take effect as a sealed instrument and may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Delaware, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         6.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. One or more counterparts of this Agreement or any Exhibit or Schedule hereto may be delivered via facsimile and such facsimile counterpart shall have the same effect as an original counterpart hereof.

                            [Signature pages follow]

The undersigned have executed this Agreement as of the date first above written.

                                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.


                                 By:   /s/ David A. Robinson
                                     ----------------------------------------
                                 Name: David A. Robinson
                                 Title: President


                                 GALEN PARTNERS III, L.P.
                                 By:  Claudius, L.L.C., its General Partner


                                 By:   /s/ David W. Jahns
                                     ----------------------------------------
                                 Name: David W. Jahns
                                 Title: General Partner


                                 GALEN PARTNERS INTERNATIONAL III, L.P.
                                 By:  Claudius, L.L.C., its General Partner


                                 By:   /s/ David W. Jahns
                                     ----------------------------------------
                                 Name: David W. Jahns
                                 Title: General Partner

                                 GALEN EMPLOYEE FUND III, L.P.
                                 By:  Wesson Enterprises, Inc.,
                                      its General Partner


                                 By:   /s/ Bruce F. Wesson
                                     ----------------------------------------
                                 Name: Bruce F. Wesson
                                 Title: President

                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.


    Counterpart Signature Page to Series A Preferred Stock Purchase Agreement

         The undersigned hereby agrees to become a party as an Investor to the Series A Preferred Stock Purchase Agreement dated October 5, 2001 (the "Agreement") among Specialized Health Products International, Inc. (the "Company") and the Investors named therein, and hereby authorizes the Company
(i) to attach this Counterpart Signature Page to such Agreement and (ii) to add the name of the undersigned to the list of Investors set forth in Annex I to such Agreement.


                                                 ------------------------------

Date:______________________


                            ANNEX I TO SERIES A PREFERRED STOCK
                                     PURCHASE AGREEMENT


Investors
                                                                   Principal
                                                                    Amount of
                                                                  Bridge Notes
                                                                     to the           Cash
Name and Address                                     Shares         Converted    Purchase Price
----------------                                     ------         ---------    --------------
Galen Partners III, L.P.                             6,981,397             --    $ 3,197,479.85
610 Fifth Avenue
New York, New York 10020

Galen Partners International III, L.P.                 631,937             --        289,427.15
610 Fifth Avenue
New York, New York 10020

Galen Employees Fund III, L.P.                          28,588             --         13,093.00
610 Fifth Avenue
New York, New York 10020

Banyan Investment Company                            1,091,703       $500,000                --
1247 Moyle Drive
Alpine, UT 84004

Whisper Investment Co.                                 109,170         50,000                --
440 E. 400 S.
Salt Lake City, UT 84111

Will S. Jones                                          109,170         50,000                --
999 Grove Dr.
Alpine, UT 84004

Michael D. Vanderhoof                                  218,341        100,000                --
6512 N. SR 32
Peoa, UT 84061

Alpine Securities                                       54,585         25,000                --
FBO Michael Chase IRA
6629 Anne Marie Dr.
Salt Lake City, UT 84121

Alpine Securities                                      218,341        100,000                --
FBO Mark Peterson IRA #2
1247 Moyle Drive
Alpine, UT 84004

Alpine Securities                                       65,502         30,000                --
FBO Nancy Peterson IRA
1247 Moyle Drive
Alpine, UT 84004

                                       19

Harbour Trustees Limited                               218,341        100,000                --
P.O. Box 73, Harbour Court
Les Amballes, St. Peter Port, Guernsey GY1 3DD

Boyd Financial Corporation
3305 Spring Mountain Road, #60                         218,341        100,000                --
Las Vegas, NV 89102

Clark M. Mower
5509 W. Mountain View Drive                            109,170         50,000                --
Mountain Green, UT 84050

Michael Chase
6629 Anne Marie Drive                                   87,336         40,000                --
Salt Lake City, UT 84121

Jacqueline Jacobs Family Trust
Kelly Trimble - Trustee                                 54,585         25,000                --
175 South Main Street, Suite 1230
Salt Lake City, UT 84111

W. Reed Jensen
4348 Butternut Rd.                                     163,755         75,000                --
Salt Lake City, UT 84124

Alpine Securities
FBO Brian Peterson, Roth IRA                            21,834         10,000                --
1247 Moyle Drive
Alpine, UT 84004

Jeffrey S. Peterson
14097 S.Mill Canyon Park Drive                          10,917          5,000                --
Riverton, UT 84065

Mark Peterson
1247 Moyle Drive                                        74,236         34,000                --
Alpine, UT 84004

Donald D. and Jann H. Solomon
3738 Adams Ave.                                         32,751         15,000                --
Ogden, UT 84403

Asdale Limited                                         163,755         75,000                --

Atlee Lygren                                           253,275        116,000                --
                                                    ----------     ----------        ----------
         Total                                      10,917,030     $1,500,000        $3,500,000
                                                    ==========     ==========        ==========


                                                      20

                      ANNEX II TO SERIES A PREFERRED STOCK
                               PURCHASE AGREEMENT


Investors

                                                                     Cash
Name and Address                                     Shares      Purchase Price
----------------                                     ------      --------------

Galen Partners III, L.P.                             6,981,397   $ 3,197,479.85
610 Fifth Avenue
New York, New York 10020

Galen Partners International III, L.P.                 631,937       289,427.15
610 Fifth Avenue
New York, New York 10020

Galen Employees Fund III, L.P.                          28,588           13,093
610 Fifth Avenue
New York, New York 10020

Banyan Investment Company                            1,091,703          500,000
1247 Moyle Drive
Alpine, UT 84004

Whisper Investment Co.                                 109,170           50,000
440 E. 400 S.
Salt Lake City, UT 84111

Will S. Jones                                          109,170           50,000
999 Grove Dr.
Alpine, UT 84004

Michael D. Vanderhoof                                  218,341          100,000
6512 N. SR 32
Peoa, UT 84061

Alpine Securities                                       54,585           25,000
FBO Michael Chase IRA
6629 Anne Marie Dr.
Salt Lake City, UT 84121

Alpine Securities                                      218,341          100,000
FBO Mark Peterson IRA #2
1247 Moyle Drive
Alpine, UT 84004

Alpine Securities                                       65,502           30,000
FBO Nancy Peterson IRA
1247 Moyle Drive
Alpine, UT 84004

Harbour Trustees Limited                               218,341          100,000
P.O. Box 73, Harbour Court
Les Amballes, St. Peter Port, Guernsey GY1 3DD

Boyd Financial Corporation                             218,341          100,000
3305 Spring Mountain Road, #60
Las Vegas, NV 89102

Clark M. Mower                                         109,170           50,000
5509 W. Mountain View Drive
Mountain Green, UT 84050

Michael Chase                                           87,336           40,000
6629 Anne Marie Drive
Salt Lake City, UT 84121

Jacqueline Jacobs Family Trust                          54,585           25,000
Kelly Trimble - Trustee
175 South Main Street, Suite 1230
Salt Lake City, UT 84111

W. Reed Jensen                                         163,755           75,000
4348 Butternut Rd.
Salt Lake City, UT 84124

Alpine Securities                                       21,834           10,000
FBO Brian Peterson, Roth IRA
1247 Moyle Drive
Alpine, UT 84004

Jeffrey S. Peterson                                     10,917            5,000
14097 S.Mill Canyon Park Drive
Riverton, UT 84065

Mark Peterson                                           74,236           34,000
1247 Moyle Drive
Alpine, UT 84004

Donald D. and Jann H. Solomon                           32,751           15,000
3738 Adams Ave.
Ogden, UT 84403

Asdale Limited                                         163,755           75,000

Atlee Lygren                                           253,275          116,000
                                                    ----------       ----------
         Total                                      10,917,030       $5,000,000
                                                    ==========       ==========

                                       22